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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2002

ISIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125 (Commission File No.)	33-0336973 (IRS Employer Identification No.)

2292 Faraday Avenue
Carlsbad, CA 92008
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (760) 931-9200

Item 5.    Other Events.

        On September 16, 2002, Isis Pharmaceuticals, Inc. announced it had settled litigation pending against Sequitur, Inc. ("Sequitur). Isis had sued Sequitur, in three separate lawsuits, for alleged infringement of U.S. Patent Nos. 6,001,653; 6,326,199; 6,096,543; 5,959,097; and 5,958,773.

        Isis and Sequitur reached a mutually agreeable business resolution that resulted in the dismissal of the three lawsuits and all counterclaims. Isis has granted Sequitur a license to certain Isis patents for target validation and functional genomics using first generation antisense oligonucleotides (also known as phosporothioate and/or phosphodiester deoxy antisense oligonucleotides) in exchange for undisclosed payments from Sequitur. Subject to a limited right to conclude existing customer contracts, Sequitur has agreed that it will not practice in the field of "second generation" or "next generation" antisense oligonucleotides, also known as chimeric antisense oligonucleotides.

Item 7.    Exhibits.

10.1	*	Settlement, Release, and License Grant Agreement dated September 6, 2002 between Isis Pharmaceuticals, Inc. and Sequitur, Inc.
99.1		Press Release dated September 16, 2002 regarding Sequitur, Inc. and Isis Pharmaceuticals, Inc.

        *    Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Isis Pharmaceuticals, Inc.

Dated: September 16, 2002	By:	/s/ B. LYNNE PARSHALL B. Lynne Parshall Executive Vice President, Chief Financial Officer and Director

INDEX TO EXHIBITS

10.1	*	Settlement, Release, and License Grant Agreement dated September 6, 2002 between Isis Pharmaceuticals, Inc. and Sequitur, Inc.
99.1		Press Release dated September 16, 2002 regarding Sequitur, Inc. and Isis Pharmaceuticals, Inc.

        *    Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURE
INDEX TO EXHIBITS